Exhibit 99.1

Elastic N.V. Reports Strong Third Quarter Fiscal 2019 Financial Results

Total Revenue of $70.8 million, Growing 70% year-over-year

Calculated Billings of $79.8 million, Growing 68% year-over-year

MOUNTAIN VIEW, Calif. and AMSTERDAM, The Netherlands, February 27, 2019 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, today announced strong results for its fiscal third quarter ended January 31, 2019.

Third Quarter Fiscal 2019 Financial Highlights

●	Total revenue was $70.8 million, growing 70% year-over-year.
●	Calculated billings was $79.8 million, growing 68% year-over-year.
●	Deferred revenue was $137.8 million, growing 73% year-over-year.
●	GAAP operating loss was $23.8 million; GAAP operating margin was -33.6%.
●	Non-GAAP operating loss was $11.7 million; Non-GAAP operating margin was -16.6%.
●	GAAP net loss per share was $0.30; Non-GAAP net loss per share was $0.16.
●	Operating cash flow was -$8.7 million with free cash flow of -$9.9 million.
●	Cash and cash equivalents were $305.8 million as of January 31, 2019.

“We’re very pleased with our strong revenue growth of 70% year-over-year in Q3,” said Shay Banon, founder and chief executive officer at Elastic. “Our users and customers continue to embrace our search products that address an expanding set of use cases. Given the incredible customer and user demand that we are seeing, we are further accelerating investments across all parts of the business.”

Third Quarter Fiscal 2019 Key Metrics and Recent Business Highlights

●	Total subscription customer count was over 7,200.
●	Total customer count with ACV greater than $100,000 was over 380.
●	Subscription revenue represented 91% of total revenue.
●	Net Expansion Rate remained over 130% for the ninth consecutive quarter.
●

Released version 6.6 of the Elastic Stack with better storage efficiency and performance improvements. New features include frozen indices and index lifecycle management for more efficient data retention; Bkd-backed geoshapes for significantly faster geoshape data analysis; and new Elasticsearch SQL functionality to easily build time series charts in Canvas.

●	Made Elastic APM generally available in Elastic’s Elasticsearch Service and on Elastic Cloud Enterprise. Distributed tracing is also available in Elastic APM.

●	Released version 2.1 of Elastic Cloud Enterprise (ECE) making it easier to centralize APM, logs, and metrics data and furthering our hybrid cloud capabilities with cross-cluster search.
●	Introduced the Auditbeat System Module to make it easier to detect unusual events in audit data, especially security-related anomalies.
●

Joined the Cloud Native Computing Foundation (CNCF), to support and promote the use of open technologies and standards, like Kubernetes, open tracing and metrics. Elastic APM is now compatible with OpenTracing standards.

●	The Elastic Stack was named in InfoWorld’s 2019 Technology of the Year Awards.
●

Held seven successful Elastic{ON} Tour events to engage with our community of users, customers, and partners in Anaheim, Atlanta, Dallas, Madrid, New York City, Paris, and Seoul, with waitlists driven by strong demand.

●

Launched the inaugural Elastic Search Awards Program. An evolution from the Elastic Cause Awards, this new program recognizes and celebrates community members and organizations that are using Elastic technology to improve lives.

●

Commemorated the new, expanded Elastic Amsterdam office with community members, customers, and partners, along with Prince Constantijn van Oranje, who is Special Envoy of Startup Delta, a Dutch startup accelerator.

Financial Outlook

The Company is providing the following guidance:

For its fourth quarter of fiscal 2019 (ending April 30, 2019):

●	Total revenue is expected to be between $74 million and $76 million.
●	Non-GAAP operating margin is expected to be between -26% and -24%.
●	Non-GAAP net loss per share is expected to be between $0.30 and $0.28, assuming approximately 74 million weighted average ordinary shares outstanding.

For its fiscal year 2019 (ending April 30, 2019):

●	Total revenue is expected to be between $265 million and $267 million.
●	Non-GAAP operating margin is expected to be between -22% and -21%.
●	Non-GAAP net loss per share is expected to be between $1.13 and $1.11, assuming approximately 56 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today beginning at 2:00 p.m. PT/ 5:00 p.m. ET/ 11 p.m. CET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

Lock-Up Release Date and Extension

Pursuant to the lock-up agreements executed in connection with the Company’s initial public offering, provided the closing price of Elastic’s ordinary shares on March 4, 2019 is at least 33% greater than the IPO price of Elastic’s ordinary shares, 25% of the shares subject to the lock-up agreements will be released from lock-up, and such shares will become eligible for immediate sale in the public market, at the open of trading on March 6, 2019, subject to trading limitations on shares held by affiliates of Elastic and applicable securities laws, restrictions under Elastic’s insider trading policy and continued vesting of any unvested equity awards as of such date.

The lock-up restrictions with respect to all remaining shares are scheduled to expire after the close of the market on April 2, 2019. However, since the Company will be in its standard quarterly trading blackout period on that date, insiders will be restricted from selling shares until the start of the third trading day following the end of this blackout period. The Company expects to announce its earnings results for its fiscal year ending April 30, 2019 in early June 2019.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for search, logging, security, and analytics use cases. Elastic is a distributed company with Elasticians working in countries around the world. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter and the fiscal year ending April 30, 2019. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated October 4, 2018 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2018. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Deborah Wiltshire

Elastic Corporate Communications

press@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
Revenue
License - self-managed	$9,406	$5,815	$26,850	$16,920
Subscription - self-managed and SaaS	55,180	33,218	147,781	86,286
Total subscription revenue	64,586	39,033	174,631	103,206
Professional services	6,249	2,648	16,423	7,157
Total revenue	70,835	41,681	191,054	110,363
Cost of revenue
Cost of license - self-managed	96	96	290	290
Cost of subscription - self-managed and SaaS	13,941	7,382	37,012	18,618
Total cost of revenue - subscription	14,037	7,478	37,302	18,908
Cost of professional services	6,387	3,288	17,266	8,232
Total cost of revenue	20,424	10,766	54,568	27,140
Gross profit	50,411	30,915	136,486	83,223
Operating expenses
Research and development	25,850	15,092	70,163	38,098
Sales and marketing	37,196	20,727	102,252	54,679
General and administrative	11,151	7,555	33,342	19,205
Total operating expenses	74,197	43,374	205,757	111,982
Operating loss	(23,786)	(12,459)	(69,271)	(28,759)
Other income (expense), net	1,877	(175)	2,737	(813)
Loss before income taxes	(21,909)	(12,634)	(66,534)	(29,572)
Provision for (benefit from) income taxes	(558)	696	934	1,752
Net loss	$(21,351)	$(13,330)	$(67,468)	$(31,324)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.30)	$(0.41)	$(1.37)	$(0.98)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	70,725,336	32,392,894	49,261,240	31,838,690

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	January 31, 2019	April 30, 2018
Assets
Current assets:
Cash and cash equivalents	$305,826	$50,941
Restricted cash	2,664	668
Accounts receivable, net of allowance for doubtful accounts of $2,122 and $776 as of January 31, 2019 and April 30, 2018, respectively	54,518	53,233
Deferred contract acquisition costs	15,795	12,125
Prepaid expenses and other current assets	22,881	15,261
Total current assets	401,684	132,228
Property and equipment, net	4,663	4,536
Goodwill	19,970	19,182
Intangible assets, net	7,417	8,297
Deferred contract acquisition costs, non-current	7,657	5,954
Deferred offering costs	-	242
Deferred tax assets	3,058	3,946
Other assets	6,549	8,628
Total assets	$450,998	$183,013
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,772	$2,176
Accrued expenses and other liabilities	16,716	11,816
Accrued compensation and benefits	16,992	15,191
Deferred revenue	126,171	95,929
Total current liabilities	161,651	125,112
Deferred revenue, non-current	11,632	6,632
Other liabilities, non-current	5,616	3,877
Total liabilities	178,899	135,621
Commitments and contingencies
Redeemable convertible preference shares, par value €0.001 per share; No shares authorized, issued, or outstanding as of January 31, 2019; 29,026,193 shares authorized; 28,939,466 shares issued and outstanding as of April 30, 2018	-	200,921
Shareholders’ (deficit) equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of January 31, 2019; 0 shares authorized, issued and outstanding as of April 30, 2018	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 71,334,105 shares issued and outstanding as of January 31, 2019	727	-
Ordinary shares, par value of €0.001 per share; 72,000,000 shares authorized; 0 and 33,232,955 shares issued and outstanding as of January 31, 2019 and April 30, 2018, respectively	-	33
Treasury stock; 35,937 shares (repurchased at an average price of $10.30 per share)	(369)	(369)
Additional paid-in capital	556,143	62,542
Accumulated other comprehensive loss	(2,160)	(961)
Accumulated deficit	(282,242)	(214,774)
Total shareholders’ (deficit) equity	272,099	(153,529)
Total liabilities, redeemable convertible preference shares and shareholders’ equity (deficit)	$450,998	$183,013

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(21,351)	$(13,330)	$(67,468)	$(31,324)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,378	1,470	4,386	3,565
Amortization of deferred contract acquisition costs	5,870	3,200	14,718	8,798
Stock-based compensation expense	11,111	3,554	28,015	8,578
Other	51	-	66	2
Changes in operating assets and liabilities, net of impact of business acquisition:
Accounts receivable, net	396	(1,088)	(2,228)	(3,180)
Deferred contract acquisition costs	(6,278)	(3,856)	(20,414)	(11,109)
Prepaid expenses and other current assets	(4,741)	(2,192)	(9,598)	(4,109)
Other assets	988	(695)	2,631	(2,522)
Accounts payable	(5,233)	4,728	(366)	5,126
Accrued expenses and other liabilities	(925)	935	6,730	5,721
Accrued compensation and benefits	404	(525)	2,070	1,856
Deferred revenue	9,633	5,951	37,311	21,686
Net cash (used in) provided by operating activities	(8,697)	(1,848)	(4,147)	3,088
Cash flows from investing activities
Purchases of property and equipment	(1,187)	(945)	(2,359)	(1,841)
Maturities of short-term investments	-	-	-	15,000
Business acquisitions, net of cash acquired	-	-	(1,986)	(3,702)
Net cash (used in) provided by investing activities	(1,187)	(945)	(4,345)	9,457
Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	-	-	269,514	-
Proceeds from issuance of ordinary shares upon exercise of stock options	755	414	3,537	1,742
Proceeds from the issuance of ordinary shares related to early exercise of stock options	-	500	-	500
Repurchase of ordinary shares	-	-	-	(344)
Repurchase of early exercised options	-	-	(500)	-
Repayment of notes payable	(53)	(31)	(73)	(90)
Payments of deferred offering costs	(3,371)	-	(5,673)	-
Net cash (used in) provided by financing activities	(2,669)	883	266,805	1,808
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	196	1,853	(1,432)	1,269
Net (decrease) increase in cash, cash equivalents, and restricted cash	(12,357)	(57)	256,881	15,622
Cash, cash equivalents, and restricted cash, beginning of period	320,847	75,569	51,609	59,890
Cash, cash equivalents, and restricted cash, end of period	$308,490	$75,512	$308,490	$75,512

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2019		2018		2019		2018
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$52,846	74%	$32,024	77%	$142,564	74%	$85,855	78%
License	9,406	13%	5,815	14%	26,850	14%	16,920	15%
Subscription	43,440	61%	26,209	63%	115,714	60%	68,935	63%
SaaS	11,740	17%	7,009	17%	32,067	17%	17,351	16%
Total subscription revenue	64,586	91%	39,033	94%	174,631	91%	103,206	94%
Professional services	6,249	9%	2,648	6%	16,423	9%	7,157	6%
Total revenue	$70,835	100%	$41,681	100%	$191,054	100%	$110,363	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
Total revenue	$70,835	$41,681	$191,054	$110,363
Add: Increase in total deferred revenue	9,633	5,951	37,311	21,686
Less: (Increase) decrease in unbilled accounts receivable	(639)	(151)	(794)	357
Calculated billings	$79,829	$47,481	$227,571	$132,406

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(8,697)	$(1,848)	$(4,147)	$3,088
Less: Purchases of property and equipment	(1,187)	(945)	(2,359)	(1,841)
Free cash flow	$(9,884)	$(2,793)	$(6,506)	$1,247
Net cash (used in) provided by investing activities	$(1,187)	$(945)	$(4,345)	$9,457
Net cash (used in) provided by financing activities	$(2,669)	$883	$266,805	$1,808
Net cash (used in) provided by operating activities (as a percentage of total revenue)	(12)%	(5)%	(2)%	3%
Less: Purchases of property and equipment (as a percentage of total revenue)	(2)%	(2)%	(1)%	(2)%
Free cash flow margin	(14)%	(7)%	(3)%	1%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended January 31, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$96	$-	$(96)	$-	$-	$-
Cost of subscription - self-managed and SaaS	$13,941	$(1,095)	$(638)	$-	$-	$12,208
Total cost of revenue - subscription	$14,037	$(1,095)	$(734)	$-	$-	$12,208
Cost of professional services	$6,387	$(364)	$-	$-	$-	$6,023
Total cost of revenue	$20,424	$(1,459)	$(734)	$-	$-	$18,231
Gross profit	$50,411	$1,459	$734	$-	$-	$52,604
Gross margin (2)	71.2%	2.1%	1.0%	0.0%		74.3%
Operating expenses
Research and development	$25,850	$(4,604)	$-	$(173)	$-	$21,073
Sales and marketing	$37,196	$(3,471)	$(38)	$-	$-	$33,687
General and administrative	$11,151	$(1,577)	$-	$-	$-	$9,574
Total operating expenses	$74,197	$(9,652)	$(38)	$(173)	$-	$64,334
Operating loss	$(23,786)	$11,111	$772	$173	$-	$(11,730)
Operating margin (2)	(33.6)%	15.7%	1.1%	0.2%		(16.6)%
Other income, net	$1,877	$-	$-	$-	$-	$1,877
Loss before income taxes	$(21,909)	$11,111	$772	$173	$-	$(9,853)
Provision for (benefit from) income taxes	$(558)	$-	$-	$-	$1,856	$1,298
Tax rate (2)	2.5%					(13.2)%
Net loss	$(21,351)	$11,111	$772	$173	$(1,856)	$(11,151)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.30)	$0.16	$0.01	$0.00	$(0.03)	$(0.16)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 70,725,336 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended January 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$96	-	(96)	-	-	$-
Cost of subscription - self-managed and SaaS	$7,382	(191)	(554)	-	-	$6,637
Total cost of revenue - subscription	$7,478	(191)	(650)	-	-	$6,637
Cost of professional services	$3,288	(97)	-	-	-	$3,191
Total cost of revenue	$10,766	(288)	(650)	-	-	$9,828
Gross profit	$30,915	288	650	-	-	$31,853
Gross margin (2)	74.2%	0.7%	1.6%	0.0%		76.4%
Operating expenses
Research and development	$15,092	(1,352)	-	(174)	-	$13,566
Sales and marketing	$20,727	(960)	(38)	-	-	$19,729
General and administrative	$7,555	(954)	-	-	-	$6,601
Total operating expenses	$43,374	(3,266)	(38)	(174)	-	$39,896
Operating loss	$(12,459)	3,554	688	174	-	$(8,043)
Operating margin (2)	(29.9)%	8.5%	1.7%	0.4%		(19.3)%
Other income, net	$(175)	-	-	-	-	$(175)
Loss before income taxes	$(12,634)	3,554	688	174	-	$(8,218)
Provision for income taxes	$696	-	-	-	(220)	$476
Tax rate (2)	(5.5)%					(5.8)%
Net loss	$(13,330)	3,554	688	174	220	$(8,694)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.41)	$0.11	$0.02	$0.01	$0.01	$(0.27)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 32,392,894 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the nine months ended January 31, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$290	-	(290)	-	-	$-
Cost of subscription - self-managed and SaaS	$37,012	(2,188)	(1,851)	-	-	$32,973
Total cost of revenue - subscription	$37,302	(2,188)	(2,141)	-	-	$32,973
Cost of professional services	$17,266	(768)	-	-	-	$16,498
Total cost of revenue	$54,568	(2,956)	(2,141)	-	-	$49,471
Gross profit	$136,486	2,956	2,141	-	-	$141,583
Gross margin (2)	71.4%	1.5%	1.1%	0.0%		74.1%
Operating expenses
Research and development	$70,163	$(11,386)	$-	$(521)	$-	$58,256
Sales and marketing	$102,252	$(8,085)	$(115)	$-	$-	$94,052
General and administrative	$33,342	$(5,588)	$-	$(259)	$-	$27,495
Total operating expenses	$205,757	$(25,059)	$(115)	$(780)	$-	$179,803
Operating loss	$(69,271)	$28,015	$2,256	$780	-	$(38,220)
Operating margin (2)	(36.3)%	14.7%	1.2%	0.4%		(20.0)%
Other income, net	$2,737	-	-	-	-	$2,737
Loss before income taxes	$(66,534)	28,015	2,256	780	-	$(35,483)
Provision for income taxes	$934	-	-	-	4,138	$5,072
Tax rate (2)	(1.4)%					(14.3)%
Net loss	$(67,468)	28,015	2,256	780	(4,138)	$(40,555)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.37)	$0.57	$0.05	$0.02	$(0.08)	$(0.82)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3).	Calculated based upon 49,261,240 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the nine months ended January 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$290	-	(290)	-	-	$-
Cost of subscription - self-managed and SaaS	$18,618	(446)	(967)	-	-	$17,205
Total cost of revenue - subscription	$18,908	(446)	(1,257)	-	-	$17,205
Cost of professional services	$8,232	(209)	-	-	-	$8,023
Total cost of revenue	$27,140	(655)	(1,257)	-	-	$25,228
Gross profit	$83,223	655	1,257	-	-	$85,135
Gross margin (2)	75.4%	0.6%	1.1%	0.0%		77.1%
Operating expenses
Research and development	$38,098	(3,427)	-	(488)	-	$34,183
Sales and marketing	$54,679	(2,448)	(82)	-	-	$52,149
General and administrative	$19,205	(2,048)	-	(608)	-	$16,549
Total operating expenses	$111,982	(7,923)	(82)	(1,096)	-	$102,881
Operating loss	$(28,759)	8,578	1,339	1,096	-	$(17,746)
Operating margin (2)	(26.1)%	7.8%	1.2%	1.0%		(16.1)%
Other income, net	$(813)	-	-	-	-	$(813)
Loss before income taxes	$(29,572)	8,578	1,339	1,096	-	$(18,559)
Provision for income taxes	$1,752	-	-	-	1,500	$3,252
Tax rate (2)	(5.9)%					(17.5)%
Net loss	$(31,324)	8,578	1,339	1,096	(1,500)	$(21,811)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.98)	$0.27	$0.04	$0.03	$(0.05)	$(0.69)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 31,838,690 weighted-average shares, basic and diluted.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.